Medley Capital Corporation Receives SBA Green Light Letter; Names New Board Member

New York, NY- November 23, 2011 – Medley Capital Corporation (the “Company” or “Medley”) (NYSE: MCC) today announced the receipt of a green light letter from the U.S. Small Business Administration (SBA), and the addition of Arthur S. Ainsberg to its Board of Directors, effective immediately.

The SBA "green light" or "go forth" letter invites Medley to continue its application process to obtain a license to form and operate a Small Business Investment Company ("SBIC") subsidiary. Medley had begun the application process some time ago and recently met with the investment committee of the Investment Division of the SBA, which voted to permit Medley to advance to the second part of the process. The receipt of the SBIC application is subject to the approval of the SBA. Medley has received no assurance or indication from the SBA that it will receive a license, or of the timeframe in which it would receive a license, should one ultimately be granted.

Mr. Arthur Ainsberg will join Medley’s Board of Directors effective immediately, succeeding Guy Rounsaville, Jr.  Mr. Rounsaville, Jr. resigned from the Company’s Board of Directors on November 21, 2011 to devote more time to other business interests.  Mr. Ainsberg has over 35 years of experience in the financial services industry and a deep understanding of public and accounting matters for financial service companies.  From August 2009 through June 2011, Mr. Ainsberg served as Chief Operating Officer of Lehman Brothers Inc. in Liquidation, the largest and most complex bankruptcy in the United States.  From December 2003 until July 2009, Mr. Ainsberg served as the Independent Consultant for Morgan Stanley & Co., under the Global Research Analyst Settlement, and was responsible for selecting and monitoring the providers of independent research for the clients of Morgan Stanley.

Mr. Ainsberg will serve on the Company’s Audit Committee.

“Arthur’s exceptional experience in the financial services industry both as an executive and as a board member make him a great addition to Medley’s Board of Directors,” stated Brook Taube, Medley’s Chief Executive Officer.  “We are delighted to welcome Arthur and are fortunate to have him on our Board.  We also want to thank Guy Rounsaville, Jr. for his service and for the contributions made to Medley during his tenure.”

ABOUT MEDLEY CAPITAL CORPORATION

The Company is a newly-organized, externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:
Richard T. Allorto
212.759.0777